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                                                                   Exhibit 23.01

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
VERITAS Software Corporation:

We consent to the incorporation by reference in the registration statement (Nos. 333-89258, 333-89252, 333-76822, 333-68422, 333-57882, 333-38460, 333-86179,
333-79841, and 333-25927) on Form S-8 and in the registration statement (No. 333-80851) on Form S-3 of VERITAS Software Corporation of our report dated January 27, 2003, except for Note 20, which is as of March 14, 2003, with respect to the consolidated balance sheets of VERITAS Software Corporation as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of VERITAS Software Corporation.

Our report dated January 27, 2003, except as to note 20, which is as of March 14, 2003, contains an explanatory paragraph that refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002, and to a restatement of the consolidated financial statements as of and for the year ended December 31, 2001.

                                                                    /s/ KPMG LLP


Mountain View, California
March 26, 2003